Exhibit 4.11
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.

AMENDMENT No. 14
TO THE
A320 NEO PURCHASE AGREEMENT
BETWEEN
AIRBUS S.A.S.
as “Seller”
A N D
AZUL FINANCE LLC
as “Buyer”

This amendment No.14 (hereinafter referred to as the “Amendment No.14”) is entered into on 19 December 2025, between:
1.    AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and
2.    AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.    The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 for the sale by the Seller and the purchase by the Buyer of thirty-five (35) NEO Aircraft comprising twenty five (25) A320 NEO Aircraft and ten (10) A321 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);
B.    The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement dated December 21, 2015, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1.
C.    The Buyer and the Seller entered into amendment N°2 and amendment N°4 (respectively the “Amendment N°2” and the “Amendment N°4”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed to terminate the Agreement insofar as it relates to the Terminated Aircraft (as defined therein) in order to assist the Buyer in its financing of the Predelivery Payments relating to such Terminated Aircraft.
D.    The Buyer and the Seller entered into amendment N°3 and amendment N°5 (respectively the “Amendment N°3” and the “Amendment N°5”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed that the Buyer shall have the right to reinstate such Relevant Aircraft (as defined therein) into the Agreement in accordance with, and subject to the terms and conditions of, the Call Option Agreement (as such term is defined in Amendment N°2), the Amendment N°3 and the Amendment N°5.
E.    The Buyer and the Seller entered into amendment N°6 (the “Amendment N°6”) to the Agreement dated August 28, 2020 to amend certain terms of the Agreement relative to the Relevant Aircraft.
F.    The Buyer and the Seller entered into amendment N°7 (the “Amendment N°7”) to the Agreement dated April 30, 2021 to advance certain portions of the A330 FHS Goods & Services Credit Memorandum.
G.    The Buyer and the Seller entered into amendment N°8 (the “Amendment N°8”) to the Agreement dated October 28, 2021 to reschedule the delivery period of [***].

H.    The Buyer and the Seller entered into amendment N°9 (the “Amendment N°9”) to the Agreement dated July 21 2022 covering (a) the conversion of [***] into [***] type aircraft, (b) the conversion of [***] into [***] type aircraft and (c) the purchase by the Buyer and the sale by the Seller of [***] A321-200NY aircraft.
I.    The Buyer and the Seller entered into an amendment N°10 (the “Amendment N°10”) to the Agreement dated June 20 2023 to reschedule the delivery period of several Aircraft and cancel the call option in respect of [***] aircraft.
J.    The Buyer and the Seller entered into an amendment N°11 (the “Amendment N°11”) to the Agreement dated May 24 2024, to reschedule the delivery period of Aircraft [***].
K.    The Buyer and the Seller entered into an amendment N°12 (the “Amendment N°12”) to the Agreement dated October 9 2024 to reschedule the delivery period of several Aircraft and modify the Standard Specification of the Aircraft.
L.    The Buyer and the Seller entered into an amendment No.13 (the “Amendment No.13”) to the Agreement dated May 7 2025 in order to reschedule the delivery period of several Aircraft (to reflect [***] which have occurred prior to the date of this Amendment No.14, and to give effect to the Buyer’s requested rescheduling of certain Aircraft hereunder to secure installation of BFE seats as per BFE suppliers’ capabilities) and to [***].
M.    The Buyer and the Seller now wish to enter into an amendment No.14 (the “Amendment No.14”) to restructure the Agreement which will become effective upon the Amendment/Assumption Effective Date (as defined herein).
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

TABLE OF CONTENTS
2.    ADJUSTMENT OF THE NUMBER OF AIRCRAFT PURCHASED UNDER THE AGREEMENT    6
3.    RESCHEDULING    6
4.    DELIVERY SCHEDULE    8
5.    MISCELLANEOUS PROVISIONS    9

1.DEFINITIONS
1.1Capitalized terms used herein (including the recitals) and not otherwise expressly defined in this Amendment No.14 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment No.14.
1.2The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment No.14, as if the same were set out in full herein mutatis mutandis.
2.ADJUSTMENT OF THE NUMBER OF AIRCRAFT PURCHASED UNDER THE AGREEMENT
2.1Subject to the terms and conditions contained herein, the Parties hereby agree to terminate the Agreement solely with respect of Aircraft [***] (the “Terminated [***] Aircraft”).
2.2[***]
2.3Upon entry into full force and effect of this Amendment N°14 upon the Amendment/Assumption Effective Date, neither Party shall have any further rights, obligations or liabilities towards each other whether in contract at law or otherwise with respect to the Terminated [***] Aircraft.
2.4[***]
2.5The Buyer shall enter into discussions directly with the Propulsion Systems Manufacturer to amend its agreement in respect of the Terminated [***] Aircraft.
2.6The Buyer agrees to indemnify and hold the Seller harmless from and against all costs, losses, expenses, penalties, damages and/or liabilities incurred by, imposed on or asserted against the Seller by the Propulsion Systems Manufacturer in any way relating to the Terminated [***] Aircraft.
3.RESCHEDULING
3.1The Parties hereby agree to modify the Scheduled Delivery Period (the “Original Scheduled Delivery Period”, as set out below) of the NEO Aircraft listed below (individually and collectively the “Nov 2025 Rescheduled Aircraft”) from their respective original Scheduled Delivery Period to their respective revised Scheduled Delivery Period (the “Revised Scheduled Delivery Period”), as set out below (the “Nov 2025 Rescheduling”).

Rank N°	Original Scheduled Delivery Period	Revised Scheduled Delivery Period	Aircraft Type
[***]	[***]	[***]	[***]

3.2In respect of each Nov 2025 Rescheduled Aircraft, the Predelivery Payment reference price and the Predelivery Payment schedule shall be adjusted pursuant to Clauses 5.3.1 and 5.3.2 of the Agreement respectively, to reflect the Revised Scheduled Delivery Period (the “Revised Predelivery Payment Schedule”).
[***]

3.3Upon execution of this Amendment No.14, the Buyer shall promptly inform the Propulsion Systems Manufacturer and the BFE suppliers about the Nov 2025 Rescheduling.
3.4In consideration of the Seller entering into this Amendment No.14, including the Nov 2025 Rescheduling, the Buyer hereby [***]. [***]
4.DELIVERY SCHEDULE
4.1As a result of the Nov 2025 Rescheduling, Clause 9.1.1 of the Agreement shall be deleted in its entirety and replaced with the following quoted provisions:
QUOTE
9.1.1 Subject to Clauses 2, 7, 8, 10 and 18, the Seller shall have the Aircraft Ready for Delivery at the Delivery Location within the following scheduled delivery periods:

Rank N°	Scheduled Delivery Period	Aircraft Type	Aircraft Batch
[***]	[***]	[***]	[***]

The Seller shall notify, no later than [***], the scheduled delivery month of such Aircraft within the aforementioned scheduled delivery quarter. Each of such months shall be, with respect to the corresponding Aircraft, the “Scheduled Delivery Month”. Until such notification and unless expressly mentioned otherwise, and for the purposes of this Agreement, including specifically Clause 5 hereof, the second month of such scheduled delivery quarter shall be deemed to be the Scheduled Delivery Month of such Aircraft.
UNQUOTE
5.MISCELLANEOUS PROVISIONS
5.1Effect of the Amendment
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment No.14 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment No.14 provided that this Amendment No.14 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment No.14 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement and this Amendment No.14 have specific provisions that are inconsistent, the specific provisions contained in this Amendment No.14 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment No.14, this Amendment No.14 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
5.2Conditions Precedent; Amendment/Assumption Effective Date
This Amendment No.14, and the terms hereof and the obligations of the Parties hereunder shall be effective upon the first date that each of the following conditions are satisfied (in accordance with the specified timeframes set forth below) (such date, the “Amendment/Assumption Effective Date”):
5.2.1[***]
5.2.2[***]
5.2.3[***]
5.2.4[***]
[***]
5.3Bankruptcy Terms and Conditions:
(a)[***]
(b)[***]
(c)[***]
5.4Representations
Each Party hereby represents and warrants to each other Party that as of the Amendment/Assumption Effective Date:
[***].
5.5Confidentiality
The provisions of clause 22.12 of the Agreement shall apply to this Amendment No.14 as if set out in full herein mutatis mutandis.
5.6Law and Jurisdiction
This Amendment No.14 shall be governed by and construed in accordance with the laws of England.
The provisions of Clause 22.4 of the Agreement shall apply to this Amendment No.14 as if set out in full herein mutatis mutandis provided that, during the pendency of the Buyer’s Chapter 11 Cases and prior to the confirmation of a plan of reorganization in such cases, such disputes shall be subject to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York.
5.7Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this Amendment No.14 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment No.14.
5.8Severability
In the event that any provision of this Amendment No.14 should for any reason be held ineffective, the remainder of this Amendment No.14 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment No.14 prohibited or unenforceable in any respect.
5.9Counterparts
This Amendment No.14 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment No.14 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment No.14 or other document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment No.14 or such document. The Parties hereto acknowledge and agree that this Amendment No.14 may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
5.10Assignment
Notwithstanding any other provision of this Amendment No.14, this Amendment No.14 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
5.11Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment No.14 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF this Amendment No.14 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC /s/ Raphael Linares Felippe Name: Raphael Linares Felippe Title: Director	Agreed and accepted For and on behalf of AIRBUS S.A.S. /s/ Paul Meijers Name: Paul Meijers Title: EVP, Commercial Transactions

In the presence of the following two (2) witnesses:

Witness: /s/ Mario Luca Convertino Name: Mario Luca Convertino ID: [***]	Witness: /s/ Andre Prebianchi Name: Andre Prebianchi ID: [***]
AZUL LINHAS AEREAS BRASILEIRAS S.A. (“Azul Linhas”) hereby consents to the amendments to the Agreement contained herein and acknowledges that the Guarantee and Indemnity dated 24 October 2014 (as amended and supplemented from time to time) (the “Guarantee and Indemnity”) from Azul Linhas in favour of the Seller remains in full force and effect notwithstanding such amendments and that the terms and conditions of the Guarantee and Indemnity shall be deemed to apply in respect of this Amendment No.14.
For and on behalf of
AZUL LINHAS AEREAS BRASILEIRAS S.A.

/s/ Raphael Linares Felippe
Name: Raphael Linares Felippe
Title: Attorney-in-fact